UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On May 8, 2024, Singlepoint Inc. (the “Company”) completed a private placement pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of April 26, 2024 with Target 10 Capital LLC (the “Investor”). At closing, the Company received gross proceeds of $1,000,000 and issued to the Investor, (i) an aggregate principal amount of $1,250,000 of 12% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) pre-funded warrants to purchase up to 1,000,000 shares of Common Stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company and, where applicable, The Boston Solar Company LLC (“Boston Solar”) also entered into the following agreements (together with the Purchase Agreement, the Notes and the Warrants, collectively referred to as the “Transaction Documents”): the Registration Rights Agreement dated as of April 26, 2024, between the Company and the Investor (the “Registration Rights Agreement”), and the Pledge Agreement dated as of April 26, 2024 (the “Pledge Agreement”) by and among the Company, Boston Solar and the Investor.

Below is a summary description of the material terms of the Transaction Documents (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Purchase Agreement).

Pursuant to the Pledge Agreement, in order to secure the full and timely payment and performance of all of the Company’s Obligations to the Investor under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investor a continuing lien and security interest in all right, title and interest of the Company’s 100% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Transaction Documents and granted the Investor a security interest in and pledged its assets as collateral for the Transaction Documents, in the event of a default under the terms of any of the Transaction Documents.

Under the Registration Rights Agreement, the Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the Commission a registration statement on Form S-1 (the “Initial Registration Statement”); registering for resale (a) at least the number of shares of Common Stock equal to 200% of the sum of the maximum number of shares of Common Stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). “Filing Deadline” means with respect to the Initial Registration Statement, 150 days from the date of the Registration Rights Agreement.  Following the filing of the Initial Registration Statement, the Company agreed to cause the Initial Registration Statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than 60 days following the Filing Deadline.  The filing of an additional registration statement, if any required to be filed pursuant to the Registration Rights Agreement, is governed by the deadlines set forth therein.

Each Note was designated as a 12% Original Issue Discount Convertible Promissory Note due April 26, 2026. Upon an Event of Default, at the written demand of the Majority Holders (as defined below) interest on the Notes immediately accrues thereafter at a rate equal to 15% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time from April 26, 2024 (the “Original Issue Date”) prior to April 26, 2026 (the “Maturity Date”) at an amount equal to (i) if prior to the first anniversary of the Original Issue Date, 112% of the Prepayment Amount and (ii) after the first anniversary of the Original Issue Date, the Prepayment Amount, in each case, payable in cash pursuant to the terms of the Notes and/or with the prior written consent of the holder of the Notes. The “Prepayment Amount” means the aggregate amount equal to the sum of (i) the then unconverted outstanding principal amount of the Note, plus (ii) any accrued and unpaid interest thereon, plus (iii) any other unpaid amount due with respect to the Note.  At any time that is more than six months after the Original Issue Date, at the option of the holders of at least 67% in principal amount of the then outstanding Notes (the “Majority Holders”), the Notes are convertible into shares of the Company’s Common Stock (the “Conversion Shares”). The number of Conversion Shares to be issued upon each conversion is determined by dividing the principal balance (including any accrued and unpaid interest and other amounts due on the Notes) to be converted by (a) if no Event of Default has occurred or is continuing, the product of (i) the average of the VWAP (as defined in the Note) for five trading days preceding the conversion and (ii) 0.90, or (b) if an Event of Default has occurred and is continuing, the product of (i) the lowest traded price of the Common Stock during the five trading days prior to the conversion and (ii) 0.40. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Note held by the holder.  In addition, on any Payment Date (as defined in the Notes) and any date on which the Notes are prepaid, the Company may elect to convert the amount due to such holder on the Payment Date into Conversion Shares.

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Upon the occurrence of a “Fundamental Transaction” (as defined in the Notes), then, upon any subsequent conversion of the Notes, the holder has the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any beneficial ownership limitation described in the preceding paragraph), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. The holder may in its sole discretion, in the event of a Fundamental Transaction and/or Change of Control of at least $10,000,000 which is not a public offering of the Company’s securities onto a national exchange, choose to have the Note repaid at 120% of the principal amount due, plus accrued interest, rather than convert the Note. As long as any portion of the Note remains outstanding, unless the Majority Holders shall have otherwise given prior written consent, the Company agreed that it shall not, and shall not permit any of it Subsidiaries to, directly or indirectly to take certain actions including but not limited to: other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness; amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holders; repay, repurchase or otherwise acquire more than a de minimis number of shares of the Company’s Common Stock; or pay cash dividends or distributions on any equity securities of the Company.

Each Warrant allows the Investor to purchase, on or prior to April 26, 2034 up to 1,000,000 shares of Common Stock of the Company (as subject to adjustment under the terms of the Warrants, the “Warrant Shares”). The Warrants have a nominal exercise price of $0.0001 per Warrant Share (the “Exercise Price”). The Holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to a standard formula. The Warrants contain provisions for compensation and damages for certain defaults, and adjustments upon certain corporate actions, including a “Fundamental Transaction” as defined in the Warrants.

Under the Purchase Agreement, the Company agreed that if, on or prior to the date that is six months after the Original Issue Date, the Company completed a transaction to distribute or otherwise transfer its equity interests in Box Pure Air, LLC (“Box Air”) to its stockholders (the “Spin Out”) then upon or immediately prior to the closing of the Spin Out, the Investor shall have the right (the “Equity Interest Right”) to receive a pre-funded warrant (with the beneficial ownership limitation specified in the Purchase Agreement) exercisable for a number of equity interests of Box Air equal to the product of (i) the number of then outstanding equity interests of Box Air and (ii) 0.0995; provided that if the Investor’s Return would exceed the Capped Amount (each as defined in the Purchase Agreement), then the Investor would only be able to exercise such pre-funded warrant for the number of equity interests that would cause the Investor’s Return to equal the Capped Amount.  If the Notes are held by more than one investor at the time such pre-funded warrant is issued, each holder of the Notes would receive a pre-funded warrant exercisable for a pro rate amount of the equity interest of Box Air based on the preceding formula.

In the event that the Company does not complete the Spin Out on or prior to the date that is six months after the Original Issue Date, then after such date, (a) the Investor (or its successors in interest) has the right (the “Investor Put Right”) to sell its Equity Interest Right  to the Company by delivering an irrevocable written notice to the Company that the Investor is exercising the Investor Put Right and the Company will be required to purchase such Equity Interest Right, and (b) the Company has the right (the “Company Call Right”) to acquire the Equity Interest Right from the Investor (or its successors in interest) by delivering an irrevocable written notice to the Investor that the Company is exercising the Company Call Right and the Investor will be required to sell such Equity Interest Right to the Company.  Under both the Investor Put Right and the Company Call Right, the purchase price paid for the Equity Interest Right will be an amount equal to the product of (i) four times the original principal amount of the Note and (ii) the portion of the Equity Interest Rights subject to such exercise, in each case, as of the date of such exercise (the “Sale Price”).  The Sale Price may be paid, as determined by the Company, in cash, shares of Common Stock or a combination thereof; provided that the Company may not issue shares that would cause the Investor to exceed their Beneficial Ownership Limitation (as defined in the Purchase Agreement).  If any portion of the Sale Price is paid in shares, the shares will be valued at the VWAP Price (as defined in the Notes) and all such shares will either be registered for public resale or otherwise eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

The foregoing is subject to, and qualified in its entirety, by the Note, the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Pledge Agreement, forms of each of which is attached hereto as exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, the Company agreed to issue the Notes and Warrants to the Investor as set forth in Item 1.01 above, which is incorporated by reference. The foregoing was not registered under the Securities Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 set forth in Regulation D thereof.

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Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
4.1	Form of Note
10.1	Form of Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Pledge Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: May 9, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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